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                                                                    EXHIBIT (99)
                                REVOCABLE PROXY
                           HOME FEDERAL SAVINGS BANK
                     PROXY SOLICITED BY BOARD OF DIRECTORS
    The undersigned holder of shares of common stock of Home Federal Savings
Bank ("Home Federal") hereby constitutes and appoints Ralph S. Childs and Elwyn
G. Raiden, Jr., or either of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote as specified below, all of the shares of Home
Federal common stock held of record by the undersigned on          , 1994, at
the Special Meeting of Stockholders of Home Federal to be held on
              , 1994, at      a.m., Washington, D.C. time, at the Embassy Suites
Hotel, Chevy Chase Pavilion, 4300 Military Road, N.W., Washington, D.C., and at
any adjournment or adjournments thereof:
    1. FOR [ ]                AGAINST [ ]                 ABSTAIN [ ]
       Approval of an Agreement and Plan of Acquisition, dated as of May 27,
       1994, among Home Federal, First Union Corporation ("FUNC"), First Union
       Corporation of Virginia and First Union National Bank of Washington, D.C.
       ("FUNB-DC"), pursuant to which (i) Home Federal would merge with and into
       FUNB-DC, and (ii) each outstanding share of Home Federal common stock would be converted into the right to receive 0.4835 shares of FUNC common stock, subject to possible adjustment under certain circumstances, all on and subject to the terms and conditions contained therein.
    2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournment or adjournments thereof.
                (Continued, and to be signed, on the other side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
    The undersigned hereby acknowledges receipt of the combined Notice of
Special Meeting of Stockholders and Prospectus/Proxy Statement that accompanied this Proxy and ratifies all lawful action taken by the above-named attorneys and proxies.
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Date:                             , 1994       (SEAL)
                                               (SEAL)
                                               NOTE: Signatures(s) should agree with name(s) on Home
                                               Federal stock certificate(s). Executors, administrators,
                                               trustees and other fiduciaries, and persons signing on
                                               behalf of corporations or partnerships, should so indicate when signing.
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